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                                                                     EXHIBIT 4.1


                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of October 31, 1997, by and among Assisted Living Concepts, Inc., a Nevada corporation (the "Company"), and Carriage House Assisted Living, Inc., a Delaware corporation ("Carriage House"), for the benefit of the Holders, as identified herein.

     1.  Certain Definitions.
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          As used in this Agreement, the following terms shall have the following respective meanings:

          1.1  "Commission" shall mean the Securities and Exchange Commission or
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any other federal agency at the time administering the Securities Act.

          1.2  "Common Stock" shall mean the Company's Common Stock, $0.01 par
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value.

          1.3  "Holder" shall mean a holder of outstanding Registrable
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Securities which have not been sold to the public, but only if such Holder is a
Holder identified on Schedule A and such Holder has executed the form of Acknowledgment Agreement referenced in the Merger Agreement pursuant to which the Holder has agreed to abide by the terms and conditions of, and undertake the obligations imposed by, this Agreement.

          1.4  The terms "register," "registered" and "registration" refer to a
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registration effected by preparing and filing the Registration Statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

          1.5  "Registrable Securities" shall mean all (i) all Common Stock
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listed on Schedule A and (ii) Common Stock issued pursuant to stock splits, stock dividends and similar distributions in regard thereto.

          1.6  "Registration Statement" shall mean a registration statement
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("Registration Statement") under the 1933 Act with respect to resale of the
Registrable Securities.

          1.7  "Securities Act" shall mean the Securities Act of 1933, as
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amended, or any successor statute, and the rules and regulations of the
Commission thereunder, all as the same shall be in effect at the time.

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          1.8  "Merger Agreement" shall mean that certain Agreement and Plan of
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Merger dated as of October 15, 1997, among the Company, Carriage House, and CH
Merger, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

     2.  Registration.
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          2.1   General.  After the Effective Time, as defined in the Merger
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Agreement, the Company shall file the Registration Statement and prepare and file such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale of the Registrable Securities. The Company shall use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act within sixty
(60) days after the Effective Time and to maintain the effectiveness of the Registration Statement for a period ending on the earlier of (i) two years after the Effective Time and (ii) such other date by which the Holders have sold all the Registrable Shares or by and after which such persons may sell the Registrable Shares in the U.S. without registration under the Securities Act.
If required by applicable law, the Company shall furnish to the Holders offering Registrable Securities such reasonable number of copies of a prospectus, in conformity with the requirements of the Securities Act, and any amendments or supplements thereto and such other documents as the Holders offering Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities after the Registration Statement has been declared effective. The Company shall use reasonable efforts to notify the Holders when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, to notify the Holders of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, to promptly file such amendments and supplements as may be required on account of such event, and to use its best efforts to cause each such amendment to become effective. The Holders shall not effect sales of Registrable Securities after receipt of notice from the Company that any such amendment or supplement is required on account of any such event, until the amendment becomes effective or the supplement has been filed. The Company's obligations under this Section 2.1 shall expire at such time as the Company is no longer required to maintain the effectiveness of the Registration Statement as provided for above.

          2.2   Furnish Information; Expenses.  It shall be a condition
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precedent to the obligations of the Company in regard to the Registrable
Securities to be registered pursuant to Section 2.1 that the Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of the Registrable Securities as shall be required to effect the registration of their Registrable Securities, and shall agree to be bound by the terms of this Section 2 if such Holders are not already parties to this Agreement by means of the execution of the form of Acknowledgment Agreement referenced in the Merger Agreement pursuant to which the Holder has agreed to abide by the terms and conditions of, and undertake the obligations imposed by, this Agreement.

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          2.3  Expenses of Registration.  All expenses relating to registration
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of Registrable Securities (other than underwriting discounts and commissions, transfer taxes, if any, and fees and disbursements of counsel to the Holders) incurred in connection with the registrations, filings or qualifications pursuant to Section 2.1 above, including without limitation all registration, filing and qualification fees, printing and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

     3.  Indemnification.
         ---------------

          3.1   Indemnification by the Company.  To the extent permitted by law,
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the Company shall indemnify and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"):

               (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,

               (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

               (c) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act, or any state securities law.

The Company shall reimburse each such Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreements contained in this Section 3.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability, or action (A) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, underwriter or controlling person or (B) in the case of a sale directly by a Holder (including a sale of such Registrable Securities through any underwriter retained by such Holder to engage in a distribution solely on behalf of such Holder), if such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

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          3.2   Indemnification by Holders.  To the extent permitted by law,
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each Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, each agent and underwriter for the Company, each other Holder selling Registrable Securities covered by the Registration Statement, each director, officer, partner, agent, and employee of such other Holder or underwriter, and each person, if any, who controls such other Holder or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, partner, agent, employee, controlling person, underwriter, or other Holder may become subject, under the Securities Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, partner, agent, employee, controlling person, underwriter, or other Holder, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided, further, that the indemnification obligation of each Holder shall be limited to the aggregate public offering price of the Registrable Securities sold by such Holder pursuant to such registration.

          3.3   Notice, Defense and Counsel.  Promptly after receipt by an
                ---------------------------
indemnified party under this Section 3 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.

          3.4   Survival of Rights and Obligations.  The obligations of the
                ----------------------------------
Company and the Holders under this Section 3 shall survive the completion of any offering of Registrable Securities covered by the Registration Statement.

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     4.  Miscellaneous.
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          4.1   Entire Agreement: Successors and Assigns.  This Agreement
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constitutes the entire contract among the Company, Carriage House, and the
Holders relative to the subject matter hereof. Any previous oral or written agreement among any two or more of the Company, Carriage House, and/or the Holders concerning registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, successors and assigns.

          4.2   Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of Oregon (without giving effect to the choice-of-law provisions thereof).

          4.3   Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4   Headings.  The headings of the Sections of this Agreement are
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for convenience and shall not by themselves determine the interpretation of this
Agreement.

          4.5   Notices.  Any notice required or permitted hereunder shall be
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given in writing and shall be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company or Carriage House, as set forth in the Merger Agreement and (ii) if to a Holder, at such Holder's address as set forth on Schedule A, or at such other address as the Company or such Holder may designate by ten (10) days' advance written notice to the Company (if a Holder has a change of address) or to each Holder (if the Company changes its address).

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         ASSISTED LIVING CONCEPTS, INC.



                         By: /s/ Keren Brown Wilson
                             ---------------------------
                            Keren Brown Wilson, President


                         CARRIAGE HOUSE ASSISTED LIVING, INC.



                         By:  /s/ Robert V. Seibel
                             --------------------------
                            Robert V. Seibel, President


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